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                                                                     EXHIBIT 4.1

                           FORM OF INVESTOR WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


No.  WC-____                       Warrant to Purchase _____ Shares of
                                          Common Stock (subject
                                             to adjustment)


                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                              GLOBAL SPORTS, INC.


                               Void after ______



     This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, ____________ or its registered assigns (the "Holder") is entitled, subject to the terms and conditions set forth below, to purchase from Global Sports, Inc., a Delaware corporation (the "Company"), _______ (the "Warrant Number") validly issued, fully paid and nonassessable shares (the "Warrant Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a purchase price equal to $______ per share (the "Exercise Price").

     The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     1.   Term of Warrant.  Subject to the terms and conditions set forth
          ---------------
herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on ___________ and ending on _________ (the "Exercise Period").

     2.   Exercise of Warrant.
          -------------------

          (a) This Warrant may be exercised by the Holder by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of
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the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) during the Exercise Period, (ii) the Holder's execution of such documents as the Company requires to purchase the Common Stock, and (iii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in lawful money of the United States of America.

          (b) The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within ten
(10) days thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

     3.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     4.   Replacement of Warrant.  On receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     5.   Rights of Stockholders.  Subject to Section 8 hereof, the Holder shall
          ----------------------
not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     6.   Antidilution Provisions.  The Exercise Price and the Warrant Number
          -----------------------
shall be subject to adjustment from time to time as provided in this Section 6.

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          (a)  In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock or any other security convertible into or exchangeable for shares of Common Stock (other than any rights, options or warrants described in clause 6(b) below), the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the denominator shall be the sum of (i) such number of shares referred to in clause (A) and (ii) the total number of shares of Common Stock constituting such dividend or other distribution (or, in the case of a dividend or distribution of securities convertible into or exchangeable for shares of Common Stock, the total number of shares of Common Stock underlying such securities), such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (b) In case the Company shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock (such rights, options or warrants not being available on an equivalent basis to Holders of the Warrants upon exercise) at a price per share less than the Current Market Price (as defined in subsection (i) of this Section 6) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (A) the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase (or such number of shares of Common Stock underlying any convertible securities so offered for subscription or purchase), such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination (for the purposes of this clause 6(b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock), and (B) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Exercise Price with respect to any Warrant not theretofore exercised shall be readjusted such that the Exercise Price would be the same as would have resulted had such adjustment been made without regard to the

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issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Exercise Price based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Exercise Price to exceed the Exercise Price immediately prior to the time such rights, options or warrants were initially issued
(without regard to any other adjustments of such number under this clause 6(b) that may have been made since the date of the issuance of such rights, options or warrants).

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in clause (b) of this Section 6, any dividend or distribution paid exclusively in cash and any dividend referred to in clause (a) of this Section 6), the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock (the amount calculated pursuant to this clause (A) being hereinafter referred to as the "Adjusted Market Price") and (B) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (e) The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation, but not including any transactions for which an adjustment is provided in paragraph
(g) below) of Common Stock into securities other than Common Stock shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (d) of this Section 6), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as

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the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (c) of this Section 6 above).

          (f) The Company may make such reductions in the Exercise Price, in addition to those required by paragraphs (a), (b), (c), (d), and (e) of this
Section 6, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (g) In case of any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, at the election of the Holder of the Warrant represented hereby, the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder a new warrant certificate, satisfactory in form and substance to the Holder and without payment of any additional consideration therefor, providing that the Holder shall have the right thereafter, during the period such Warrant shall be outstanding, to exercise such Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale of transfer by a holder of the number of shares of Common Stock of the Company into which such Warrant might have been converted immediately prior to such consolidation, merger, sale or transfer. If the holders of the Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 6 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by the Holder, which specification shall be made by the Holder by the later of (A) 10 Business Days after Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or if no such information is required, 10 Business Days after the Company notified the Holder of all material facts concerning such specification and (B) the last time at which holders of Common Stock are permitted to make their specification known to the Company. If the Holder fails to make any specification, the Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with the Company or the other person to the merger or consolidation. Such new Warrant shall provide for adjustments which, for events subsequent to the effective date of such new Warrant, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. The above provisions of this paragraph (g) shall similarly apply to successive consolidations, mergers, sales or transfers.

          (h) Whenever there shall be any change in the Exercise Price under this Section 6, then there shall be an adjustment (to the nearest thousandth of a share) in the Warrant Number, which adjustment shall become effective at the time such change in the Exercise Price becomes effective and shall be made by multiplying the Warrant Number in effect immediately before such change in the Exercise Price by a fraction the numerator of which is the Exercise Price immediately before such change and the denominator of which is the Exercise Price immediately after such change.

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          (i)  For the purpose of any computation under clause (b), (d) or (e)
of this Section 6, the current market price per share of Common Stock (the "Current Market Price") on any day shall be deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days (as defined below) ending on the earlier of the day in question and the day before the Ex Date (as defined below) with respect to the issuance, payment or distribution or the date of the expiration of the tender offer requiring such computation. For this purpose, the term "Ex Date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the applicable securities exchange or on the applicable securities market. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board for that purpose. For purposes of Section 6, the term "Business Day" shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York.

          (j) No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 6(j)) would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Section 6(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(j) shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be. Notwithstanding the foregoing, any adjustment required by this
Section 6(j) shall be made no later than the expiration of the right to exercise the Warrant or a portion thereof.

          (k)  Whenever the Exercise Price is adjusted as herein provided:

               (A) the Company shall compute the adjusted Exercise Price in accordance with Section 6 and shall prepare a certificate signed by the treasurer of the Company setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any transfer agent; and

               (B) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to the Holder of the Warrant at its last address as shall appear in the register required to be kept pursuant to Section 7 hereof.

          (l)  In case:

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                  (A)  the Company shall declare a dividend or other
distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Exercise Price to take place pursuant to Section 6 above);

                  (B) the Company or any of its subsidiaries shall make a tender offer for the Common Stock;

                  (C) the Company shall authorize the granting to all Holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class;

                  (D) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (E) of the voluntary of involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with any warrant agent, and shall cause to be mailed to the Holder of this Warrant at its last address as shall appear in the register required to be kept for that purpose by Section 7 hereof, at least 10 days prior to the effective date hereinafter specified, a notice stating (x) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants was determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (A) through (E) of this Section 6(n).

     7.   Transfer of Warrant.
          -------------------

             (a)  Warrant Register.  The Company will maintain a register (the
                  ----------------
"Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register or transfer this Warrant in accordance with this Warrant by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until receipt by the Company of written notice from the Holder requesting a change of address or the transfer of this Warrant, the

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Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes.

          (b)  Warrant Agent.  The Company may, by written notice to the Holder,
               -------------
appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) hereof, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          (c)  Transferability and Nonnegotiability of Warrant. In addition to
               -----------------------------------------------
any other restrictions on transferability set forth in this Warrant, this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of Common Stock issued upon exercise hereof (i) in compliance with Rule 144 or Rule 144A of the Securities Act, or (ii) by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Warrant. In addition, if the holder of the Warrant (or any portion thereof) or any Common Stock issued upon exercise hereof delivers to the Company an unqualified opinion of counsel that no subsequent transfer of such Warrant or Common Stock shall require registration under the Securities Act, the Company shall, upon such contemplated transfer, promptly deliver new documents/certificates for such Warrant or Common Stock that do not bear the legend set forth in Section 7(f)(B) hereof. Subject to the provisions of this Warrant with respect to compliance with the Securities Act and the other restrictions set forth herein, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          (d)  Limited Transferability. Holder may not, in whole or in part,
               -----------------------
transfer or assign its rights or delegate its obligations hereunder except to an entity that, at the time of such transfer, assignment or delegation, is an affiliate of Holder, including, without limitation, any partnership or other entity of which an affiliate of Holder is a general partner or has investment discretion. For this purpose, an affiliate of Holder shall mean any entity owning directly or indirectly a 25% or greater ownership interest in Holder, any entity controlled by such an entity, and any entity controlled by Holder. Any such assignee shall, as a condition to acquiring such shares of Common Stock issued upon exercise hereof, agree to be bound by the provisions of this Warrant pursuant to an agreement in form and substance acceptable to the Company.

          (e)  Exchange of Warrant Upon a Transfer.  On surrender of this
               -----------------------------------
Warrant for transfer, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this
Section 7, the Company at its expense shall issue, on the order of the Holder, a new warrant or warrants of like tenor, in the name of the Holder (on payment by the

Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     (f)  Compliance with Securities Laws.
          -------------------------------

          (A) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and for investment and not as a nominee for any other party, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that (a) the Holder is an accredited investor within the meaning of Rule 501 of Regulation D and (b) the shares of Common Stock so purchased are being acquired solely for the Holder's own account and for investment and not as a nominee for any other party and not with a view toward distribution or resale.

          (B) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

          (C) The Company agrees to remove promptly, upon the request of the holder of this Warrant and Common Stock issuable upon exercise of the Warrant, the legend set forth in Section 7(f)(B) hereof from the documents/certificates for such securities upon full compliance with this Warrant and Rule 144.

     8.   Covenants of the Company. The Company hereby covenants and agrees
          ------------------------
that:

          (a) during the term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock, which shall be duly authorized, fully paid and non-assessable, upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant;

          (b) the Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any other voluntary act, or avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company;

          (c) all shares that may be issued upon the exercise of this Warrant, upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein);

          (d) issuance of this Warrant by the Company shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant; and

          (e) all Warrant Shares will upon issuance be listed on each national securities exchange or trading market, if any, on which other shares of the same class are then listed.

     9.   Notices.  Notices under this Warrant to the Company and the Holder
          -------
shall be provided in the manner, and to the addresses of the Company and the Holder, set forth in ______________, between the Company and the holders listed on the signature pages thereof.

     10.  Amendments. This Warrant and any term hereof may be changed, waived,
          ----------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     11.  Registration Rights.  [Appropriate registration rights provision, if
          -------------------
applicable.]

     12.  Representations, Warranties and Covenants of the Company.
          --------------------------------------------------------

          (a)  Due Authorization.  All corporate action on the part of the
               -----------------
Company's directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Warrant, the authorization, issuance, reservation for issuance and delivery of all of the Warrant Shares has been taken or will be taken prior to the exercise of this Warrant. This Warrant, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors, rights generally; and
(ii) the effect of rules of law governing the availability of equitable remedies.

          (b)  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Warrant, the offer, sale or issuance of the Warrant Shares, or the consummation of any other transaction contemplated on the part of the Company hereby, except such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Warrant.

          (c)  Change of Control.  In the event a Change of Control of the
               -----------------
Company occurs prior to the exercise of this Warrant, the Company will cause this Warrant to be assumed by the surviving entity.

     13.  Representations and Covenants of Holder.  This Warrant has been
          ---------------------------------------
entered into by the Company in reliance upon the following representations and covenants of the Holder which the Holder hereby makes by execution of this Warrant.

          (a)  Investment Purpose.  The right to acquire the Warrant Shares will
               ------------------
be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

          (b)  Private Issue.  The Holder understands (i) that the Warrant
               -------------
Shares issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 13.

          (c)  Financial Risk.  The Holder has such knowledge and experience in
               --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

          (d)  Indefinite Holding Period.  The Holder understands that it may be
               -------------------------
required to hold the Warrant Shares for an indefinite period. The Holder also understands that any sale of its rights as the Holder to purchase the Warrant Shares which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

          (e)  Accredited Investor.  Holder is an "accredited investor" within
               -------------------
the meaning of Rule 501 of Regulation D, as presently in effect.

     14.  Miscellaneous.
          -------------

          (a) This Warrant shall be governed by and construed in accordance with Delaware law, without regard to the conflict of laws provisions thereof.
(b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of reasonable attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

          (c) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Eastern standard time on the business day following such Saturday, Sunday or recognized holiday.

     IN WITNESS WHEREOF, GLOBAL SPORTS, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

     Dated:


                                             GLOBAL SPORTS, INC.


                                             By: ___________________________
                                                 Name:
                                                 Title:

                              NOTICE OF EXERCISE


To: GLOBAL SPORTS, INC.


1. The undersigned hereby elects to purchase _______________ shares of Common Stock of Global Sports, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                        ________________________________
                                  (Name)



                                        ________________________________
                                  (Name)


4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                        ________________________________
                                                     (Name)


________________                        _________________________________
          (Date)                                   (Signature)

                                ASSIGNMENT FORM


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


                                                  No of
     Name of Assignee          Address            Shares
     ----------------          -------            ------



and does hereby irrevocably constitute and appoint Attorney _________________ to make such transfer on the books of GLOBAL SPORTS, INC., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has agreed to be bound by the terms of this Warrant, including without limitation those terms providing for limited transferability, and has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

     Dated: _________________________



                                                 _______________________________
                                                 Signature of Holder